UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

NEXTGEN HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Not Applicable(1)	Not Applicable(1)
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable(1)

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NXGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1)

NextGen Healthcare, Inc. is a remote-first company and no longer maintains its principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices should be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 7, 2023, NextGen Healthcare, Inc., a Delaware corporation (“NextGen” or the “Company”), held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement of NextGen prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 6, 2023, which was first mailed to the NextGen’s stockholders on October 11, 2023.

As of the close of business on October 10, 2023, the record date for the Special Meeting, there were 67,096,894 shares of common stock, par value $0.01 per share, of NextGen (“NextGen Common Stock”) issued and outstanding and entitled to vote at the Special Meeting. 82.50% of all of the shares of issued and outstanding NextGen Common Stock entitled to vote were present in person or represented by proxy at the Special Meeting and thus a quorum was present. The tables below detail the final voting results for each proposal:

1.

Proposal No. 1 - The Merger Proposal: To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of September 5, 2023, by and among Next Holdco, LLC (“Parent”), and Next Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”) and NextGen, pursuant to which Merger Sub will be merged with and into NextGen, with NextGen surviving as a wholly owned subsidiary of Parent (the “Merger” and such proposal, the “Merger Proposal”).

The Merger Proposal was approved by the requisite vote of NextGen’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,117,773	42,396	197,030	0

2.

Proposal No. 2 - The Merger Compensation Proposal: To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to NextGen’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”).

The Merger Compensation Proposal was approved by the requisite vote of NextGen’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,402,919	1,639,318	314,962	0

3.

Proposal No. 3 - The Adjournment Proposal: To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2023	NEXTGEN HEALTHCARE, INC.

	By:	/s/ Jeffrey D. Linton
	Name:	Jeffrey D. Linton
	Title:	General Counsel and Secretary